Item 3.
The United States Bankruptcy Court for the Middle District of Pennsylvania, Harrisburg Division Case No. 95-01767 entered an order on April 24, 1996, confirming the Reorganization Plan of Nuclear Support Services, Inc. to exit bankruptcy subject to the closing of a new credit facility by June 30, 1996.
The plan provides for payment of all creditors in full.
There are currently 2,169,190 issued and outstanding shares.
The current stockholders will retain all voting and other rights of stock ownership. No shares are reserved for issuance in respect of claims and interests under the plan. The most recent information as to the assets and liabilities of the Company is the information provided in the 10Q for the quarter ended December 31, 1995, the same which is incorporated by reference herein.

Item 7.

C. Exhibits
	2.1  Plan of Reorganization and Order
Item 8.
Effective April 24, 1996, the board of directors of Nuclear
Support Services, Inc. (the "Company") approved the change of the Company's fiscal year from a September 30 year end, the fiscal year end used in its most recent filing with the Securitie as to the assets and liabilities of the Company is the information provided in the 10Q for the quarter ended
December 31, 1995, the same which is incorporated by reference herein.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Nuclear Support Services, Inc.


____________________________
Ralph A. Trallo
President